UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800 Corpus Christi, Texas	78401
(Address of principal executive offices)	(Zip Code)

(361) 888-8235
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On January 23, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing new uranium mineralization in drill hole CB-178-1 that grades 5.42% eU3O8 over 15.6 metres, including a subinterval that grades 23.2% eU3O8 over 3.4 metres (Table 1), from the new Sakura Zone at its Christie Lake Project (the “Project”). This result expands the footprint of high-grade uranium mineralization at the Christie Lake Project that was initially announced last year (see press release from October 4, 2022).

●
Expanding High-Grade Footprint: UEC intersects additional high-grade uranium mineralization with CB-178-1, its first drill hole in the 2023 Sakura Zone drill program at the Christie Lake Project (“the Project”). This intersection expands the footprint of the high-grade mineralization at the new zone, first reported in October last year, CB-178-1 is approximately 10 m from CB-176A that graded 68.7% eU3O8 over 2.1 m.

●
Premier Location: Christie Lake is nine km northeast of McArthur River, the world’s largest high-grade uranium mine, and along the same geological trend (see Figures 1 & 2). The Sakura Zone, discovered in August 2022, is along the Yalowega mineralized corridor (see Figures 3 & 4).

●
Infrastructure Advantage: The Project straddles the Eastern Athabasca High Grade Uranium Corridor, representing a 19,576 acre land package situated between the two world class uranium operations at McArthur River and Cigar Lake.

●
Synergies with Roughrider Project: Christie Lake is one of the key projects in UEC’s Eastern Athabasca Hub strategy and the company is considering the synergies between this project and the Roughrider and Horseshoe-Raven Projects.

●
Ongoing Exploration: These intercepts represent the first results of the 3-month winter campaign. more holes are anticipated to be reported over the winter, leading to an update of the Christie Lake resource in 2023.

Vertical depth to the unconformity-hosted mineralization at Christie Lake is between 400 and 420 metres (“m”) from surface. This is shallower by about 100 m than McArthur River and at approximately the same depth as Cigar Lake. The McArthur River and Cigar Lake Deposits are the archetypical high-grade Athabasca super-deposits with combined reserves and past production of 985.7 million lb. uranium.

Amir Adnani, CEO and President stated: “Following our acquisition of UEX in 2022 we commenced a drilling program at the Christie Lake Project and reported one of the best intercepts of the year in Canada’s high-grade Athabasca Basin with our discovery at the Sakura zone, with 68.7% eU3O8 over 2.1 meters. We hit the ground running in 2023 to follow-up and test the continuity at this new zone and are excited to see the first drill hole of our new program expand the footprint of the high-grade mineralization. The results announced today also demonstrate the capability of our Canadian technical team to unlock value from UEC’s Canadian conventional project pipeline. Moving forward, we have two objectives with our Eastern Athabasca Basin projects, 1) continue with aggressive exploration drilling for resource growth and 2) evaluate potential synergies for future development given the proximity of Christie Lake and Horseshoe Raven projects to our recently acquired Roughrider project.”

Chris Hamel, Vice President Exploration, Canada stated: “The confirmed continuity of the high-grade uranium mineralization at the Sakura zone suggests a previously unrecognized trend of uranium mineralization at Christie Lake. With constrained expenditures during the years of the uranium bear market the exciting potential of Christie Lake was left under-explored. We’re excited to be aggressively drilling and growing the world-class potential of this project. UEC’s ability to apply financial strength into the project builds upon the technical work and compilation efforts done by UEX since 2016 to set the stage for this success.”

Mineralization at the Sakura Zone remains open for expansion in all directions and is the focus of the 2023 drilling on the Christie Lake Project.

Table 1: Christie Lake Radiometric Equivalent Grades from CB-178-1

Hole	From (m)	To (m)	Width (m)	Grade (% eU3O8)	Cut-off Grade (% eU3O8)
CB-178-1	419.1	434.7	15.6	5.42	0.05
incl.	426.6	430.0	3.4	23.22	5.0

Notes:

1.	True widths of the mineralization reported in Table 1 is anticipated to be 90-95% of core length but cannot be verified at this time.

2.	eU3O8 refers to radiometric equivalent grade U3O8, and it determined using calibrated down-hole radiometric probes, a process further discussed in the section “About Radiometric Grades”.

Figure 1 - UEC's Athabasca Basin Projects

About Canada’s Athabasca Basin

The Athabasca Basin is a world-class uranium district in the northern portion of the provinces of Saskatchewan and Alberta in Canada, occupying an area of about 100,000 square kilometers. The unique geology of the Athabasca Basin deposits can result in deposit grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

All of Canada’s current uranium production occurs from the mines located in the Athabasca Basin. According to the World Nuclear Association, the Athabasca Basin was responsible for producing 9.7% of the world’s uranium production in 2021.

Uranium mineralization in the Athabasca Basin occurs in fault structures that penetrate the interface between the sandstone and underlying basement rocks, known as the unconformity. Uranium can be found at the interface, known as the unconformity, or up to several hundreds of meters below the unconformity surface in the underlying fault structures in the basement.

The uranium concentrations from holes presented above from the radiometric equivalent uranium grade (“REG”), denoted as eU3O8, which is determined in-situ within the drill hole. For more information on REGs please see the “About Radiometric Equivalent Grades” section below.

The core recovery from parts of the mineralized zone in hole CB-178-1 is estimated at approximately 50%. The portions of the core recovered from the interval confirm the presence of very high-grade uranium mineralization. Thus, the Company believes that assay results collected from the mineralized interval may not be representative of the true concentration of uranium present and that the REG presented above will be a more accurate estimate of grade.

About Radiometric Equivalent Grades

The eU3O8 grades were estimated in-situ within the drill holes using calibrated down-hole radiometric gamma probes which are lowered down the hole, a method commonly used by uranium explorers and miners in the Athabasca Basin. The probe records the amount of radioactivity present in the rock adjacent to the probe as it moves up and down the hole.

The probes were calibrated prior to the commencement of the current drill program at the Saskatchewan Research Council’s (“SRC”) test pit facility in Saskatoon. Using down-hole probes to calculate radiometric equivalent grades is a common practice by uranium mining companies in the Athabasca Basin. Down-hole probes can accurately measure uranium concentration by measuring the light flashes that occur every time the probe’s scintillator is struck by a gamma radiation particle emitted from uranium crystals. The number of light flashes are ‘counted’ by a photomultiplier tube. Sometimes within high-grade intervals, due to a process called ‘saturation’ occurs when light emitted by the probe’s scintillator overwhelms the photomultiplier tube’s ability to ‘count’ individual light flashes it can be difficult to accurate determine radiometric equivalent grades.

Samples from all holes have been collected for assay analysis to confirm these equivalent grades. The samples will be analyzed at the SRC’s Geoanalytical Laboratory in Saskatoon, Saskatchewan, with results expected in the coming weeks.

About the Christie Lake Project

UEC holds an 82.775% combined direct and indirect interest in the Christie Lake Project which is a joint venture with JCU (Canada) Exploration Company, Limited, a company that is 50% owned by UEC’s wholly owned subsidiary UEX Corporation. UEC’s direct ownership in Christie Lake is 65.5492% and indirect ownership through its 50% ownership in JCU is 17.2254%

The Christie Lake Project is located in the eastern Athabasca Basin (see Figures 1 & 2) approximately 9 km northeast and along strike of Cameco’s McArthur River Mine, the world’s largest and highest-grade uranium mine. The controlling structure of the McArthur River Mine deposits, the P2 fault, continues to the northeast beyond the mine and trends onto the Christie Lake Project. Our technical team believes that, through a series of en-echelon steps, the northeast strike extension of the P2 Fault not only crosses the Christie Lake Project but also controls the three known uranium deposits on Christie Lake: the Ōrora, Paul Bay and Ken Pen Deposits as well as the newly discovered Sakura Zone.

Figure 2 - Christie Lake Project Location

Figure 3 - Sakura Zone Mineralization - preliminary zone boundaries

6412000
6412000
N
S
E
W
Sakura
CB-176A
68.7% eU$_3$O$_8$ / 2.1m
CB-178-1
5.4% eU$_3$O$_8$ / 15.6m
CB-173
3.8% eU$_3$O$_8$ /
18.6m
Ken Pen
Legend
2023 Collar
2022 Collar
Historical Collar
2023 Unconformity Intersection
2022 Uncomformity Intersection
Historical Uncomformity Intersection
Yalowega Fault Subcrop
Christie Lake Grid Lines
Sakura Mineralization (> 10% U$_3$O$_8$)
Mineralization (> 0.05% U$_3$O$_8$)
0
25
50
Meters

Christie Lake Project
C Trend

Qualified Persons and Data Acquisition

The technical information in this news release has been reviewed and approved by Chris Hamel, P.Geo., UECs Vice President Exploration, Canada, who is considered to be a Qualified Person as defined by S-K 1300.

Figure 4 – Preliminary Cross Section with CB-178-1

Legend
UEX 2023 Drill Hole Trace
Pre-2023 Drill Hole Trace
Alteration
Alteration
Hematite
Structure
Fault Zone
Unconformity
Mineralization
> 0.05% U_3O_8
Lithology
Graphitic Pelite
Pelite
Quartzite
Sandstone
Drafted by: Andrew Forsberg
Compiled by: Rachel Scharf
Scale: 1:1,000
Claim #: CBS 8027
NAD83 / Zone 13N
NTS Ref.: 74H/15
Date: 2023-01-20
0 25 50
Meters
UEC
Uranium Energy Corp
Christie Lake Project
C Conductor L63+20N
CB-178-1
5.4% eU_3O_8 / 15.6m
400
400
400
500
500
500
CB-176A-1
CB-176A
CB-178-1

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description
99.1	News Release dated January 23, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: January 23, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer